Exhibit 99.1

iParty Corp. Reports Q1 2004 Financial Results
Comparable Store Sales Increase 10.6%

DEDHAM, Mass.—(BUSINESS WIRE)—April 28, 2004—iParty Corp. (AMEX: IPT - news), a party goods retailer which operates 39 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com, today reported financial results for its first quarter of fiscal year 2004.

For the quarter, iParty Corp. reported consolidated revenues of $12.0 million, a 17.0% increase compared to $10.3 million for the first quarter of 2003.  This year’s first quarter revenues included a 10.6% increase in comparable store sales and the impact of three stores opened in the second half of 2003.  Consolidated gross profit margin was 41.7% for the first quarter compared to 39.3% for the same period in 2003.  The Company reported a consolidated net loss of $0.9 million, or $0.04 per basic and diluted share for the quarter, compared to a consolidated net loss of $1.2 million, or $0.07 per basic and diluted share, in the first quarter of 2003.

Sal Perisano, Chief Executive Officer of iParty Corp., commented, “Our comparable store sales in the first quarter were up 10.6% from a year ago.  Not only did we drive more customers through our stores during this period, but the average shopping basket increased as well.  We feel these improvements were the result of better execution in every functional area of the Company.  We also benefited from a slightly longer selling period for New Year’s Eve and an increase in parties and gatherings in the New England region relating to the participation of the New England Patriots in the playoffs and the Super Bowl.  We are particularly happy with the performance of our core business in “everyday” categories.”

“The improvement in our gross profit margin was largely due to better pricing from our vendors and leverage gained on fixed occupancy costs from our increase in comparable store sales.  We were also able to better leverage our sales and marketing expenses, particularly our store payroll costs.”

“We remain on track to open four to seven additional new stores during 2004.  We opened our new store in Williston, VT just after the end of the first quarter and we expect to open another new store in West Lebanon, NH by the end of this month.  We look forward to continuing our success in 2004, and further establishing and expanding the iParty brand.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer which operates 39 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com.  iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with a definitive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween.  iParty offers reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion.  Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about the industry and markets in which iParty operates.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, the success or failure of the Company’s efforts to implement its business strategy; the Company’s inability to obtain additional financing, if required; third-party suppliers’ failure to fulfill their obligations to the Company; unseasonable weather; intense competition; the availability of retail store space on reasonable lease terms; the failure of the Company’s systems or those of its third-party suppliers; general economic developments affecting consumer confidence or spending patterns, particularly in the New England region; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-trade companies listed on the American Stock Exchange; and government regulation of the Internet.  For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K.

iPARTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	Mar 27, 2004	Mar 29, 2003
Revenues	$12,036,066	$10,287,577
Operating costs:
Cost of products sold	7,017,645	6,241,696
Marketing and sales	4,298,590	3,860,425
General and administrative	1,574,906	1,297,496

Operating loss	(855,075)	(1,112,040)

Interest income	180	579
Interest expense	(27,426)	(52,805)

Loss before income taxes	(882,321)	(1,164,266)

Income taxes	—	—

Net loss	$(882,321)	$(1,164,266)

Basic and diluted net loss per share	$(0.04)	$(0.07)

Weighted-average shares outstanding:
Basic and diluted	20,227,671	16,999,935

iPARTY CORP.

CONSOLIDATED BALANCE SHEETS

	Mar 27, 2004	Dec 27, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,547,248	$2,442,471
Restricted cash	393,039	533,284
Accounts receivable	435,470	487,934
Inventory, net	9,733,049	9,423,463
Prepaid expenses and other assets	1,037,332	483,925
Total current assets	13,146,138	13,371,077
Property and equipment, net	2,052,261	1,694,140
Other assets	131,633	86,763
Total assets	$15,330,032	$15,151,980

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,550,060	$3,095,848
Accrued expenses	1,769,207	2,306,902
Current portion of capital lease obligations	2,480	29,220
Borrowings under line of credit	3,921,778	3,760,671
Total current liabilities	10,243,525	9,192,641

Long-term liabilities:
Capital lease obligations, net of current portion	—	260
Other liabilities	412,702	406,209
Total long-term liabilities	412,702	406,469

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock - $.001 par value; 10,000,000 shares authorized,
Series A convertible preferred stock - 1,000,000 shares authorized; 0 and 1,000,000 share issued and outstanding in 2004 and 2003, respectively (aggregate liquidation value of$0 at March 27, 2004)	—	1,000,000
Series B convertible preferred stock - 1,150,000 shares authorized; 552,656 and 611,080 shares issued and outstanding in 2004 and 2003, respectively (aggregate liquidation value of $11,078,120 at March 27, 2004)	8,223,521	9,092,870
Series C convertible preferred stock - 100,000 shares authorized, issued and outstanding (aggregate liquidation value of $2,000,000 at March 27, 2004)	1,492,000	1,492,000
Series D convertible preferred stock - 250,000 shares authorized, issued and outstanding (aggregate liquidation value of $5,000,000 at March 27, 2004)	3,652,500	3,652,500
Series E convertible preferred stock - 533,333 shares authorized; 366,667 and 389,439 shares issued and outstanding in 2004 and 2003, respectively (aggregate liquidation value of $1,375,000 at March 27, 2004)	1,375,000	1,460,396
Series F convertible preferred stock - 114,286 shares authorized, issued and outstanding (aggregate liquidation value of $500,000 at March 27, 2004)	500,000	500,000
Total convertible preferred stock	15,243,021	17,197,766

Common stock - $.001 par value; 150,000,000 shares authorized; 20,775,581 and 18,780,204 shares issued and outstanding in 2004 and 2003, respectively	20,777	18,780

Additional paid-in capital	49,510,625	47,554,621
Accumulated deficit	(60,100,618)	(59,218,297)
Total stockholders' equity	4,673,805	5,552,870

Total liabilities and stockholders' equity	$15,330,032	$15,151,980

Contact:

iParty Corp.

Patrick Farrell, 781-355-3717